Exhibit 10.1
EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT
AMENDMENT AND RESTATEMENT AGREEMENT, dated as of June 13, 2014 (this “Restatement Agreement”), among vantiv, LLC, a Delaware limited liability company (the “Borrower”), vantiv Holding, LLC, a Delaware limited liability company (“Holdco”), the other Loan Parties (as defined in the Original Credit Agreement referred to below), JPMorgan Chase Bank, N.A., as administrative agent under the Original Credit Agreement (in such capacity, the “Administrative Agent”), the L/C Issuer, the Swing Line Lender, certain Lenders party to the Original Credit Agreement (as defined therein) and the new Lenders party hereto (the “New Lenders”).
WHEREAS, pursuant to the Loan Agreement, dated as of May 15, 2013 (as amended by the Incremental Amendment No. 1 dated as of the date hereof, and as may be further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), by and among the Borrower, the financial institutions from time to time party thereto (the “Existing Lenders”), the Administrative Agent and the other agents parties thereto, the Existing Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Existing Lenders party hereto (either as an Extending Lender or a Non-Extending Lender (each, as defined below)) have agreed, to amend the Original Credit Agreement on and subject to the terms and conditions described herein; and

WHEREAS, the Borrower has requested, and certain Existing Lenders and the New Lenders have agreed to provide, certain New Loan Commitments (as defined below) pursuant to the terms of the Restated Credit Agreement referred to below.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Credit Agreement or the Restated Credit Agreement, as the context may require.
Section 2.    Amendment and Restatement of the Original Credit Agreement. Effective as of the Restatement Effective Date (as defined below):
(a)    the Original Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Loan Agreement set forth as Exhibit A hereto: (a) by deleting each term thereof which is reflected in strike-through font and (b) by inserting each term thereof which is reflected in double underlined font, in each case in the place where such term appears therein (the Original Credit Agreement as so amended and restated is referred to herein as the “Restated Credit Agreement”);
(b)    all exhibits to the Original Credit Agreement, in the forms thereof immediately prior to the Restatement Effective Date, will continue to be exhibits to the Restated Credit Agreement, except Exhibits B, C, D-1, D-2, D-3, E, F, G, H-1, H-2, H-3 and J, which shall be amended and restated in the form attached hereto as Exhibits B, C, D-1, D-4, D-5, E, F, G, H-1, H-2, H-3 and J, respectively, and Exhibits D-2 and D-3 attached hereto shall be Exhibits D-2 and D-3 to the Restated Credit Agreement, respectively; and
(c)    all schedules to the Original Credit Agreement shall be amended and restated in the form attached hereto.
Section 3.    New Term A-2 Loans.
WHEREAS, as reflected in the Restated Credit Agreement, the Borrower has requested the addition of a new term loan A facility in an aggregate amount of $2,050.0 million (the “New Term A-2 Facility Amount”) and having a maturity date that is five years after the Restatement Effective Date and amended amortization and Applicable Margin terms, as set forth in the Restated Credit Agreement (the “New Term A-2 Loan Facility”; the loans thereunder, the “New Term A-2 Loans”), pursuant to the final paragraph of Section 10.11(a) of the Original Credit Agreement;

WHEREAS, each existing Term Lender immediately prior to the Restatement Effective Date (each, an “Existing Term A Lender”; the existing Term Loans held by it immediately prior to the Restatement Effective Date, its “Existing Term A Loans”) that executes and delivers a signature page to this Restatement Agreement as an “Extending Term A-2 Lender” (an “Extending Term A-2 Lender Addendum”) and in connection therewith agrees to convert all (or such lesser amount as is specified on its Extending Term A-2 Lender Addendum) of its outstanding Existing Term A Loans as New Term A-2 Loans (such converted Term Loans, the “Extended Term A-2 Loans”, and such Lenders, collectively, the “Extending Term A-2 Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to automatically convert all (or such lesser amount as is specified on its Extending Term A-2 Lender Addendum) of its Existing Term A Loans outstanding on the Restatement Effective Date into New Term A-2 Loans in a principal amount equal to the aggregate principal amount of such Existing Term A Loans so converted;

WHEREAS, each Person (other than an Extending Term A-2 Lender in its capacity as such) that executes and delivers a signature page to this Restatement Agreement as an “Increase Term A-2 Lender” (an “Increase Term A-2 Lender Addendum” and such Person, an “Increase Term A-2 Lender”; the Increase Term A-2 Lenders, collectively with the Extending Term A-2 Lenders, the “Term A-2 Lenders”) will thereby agree to make New Term A-2 Loans to the Borrower on the Restatement Effective Date (the “Increase Term A-2 Loans”) in a principal amount equal to such Person’s commitment to provide Increase Term A-2 Loans as set forth in such Increase Term A-2 Lender’s Increase Term A-2 Lender Addendum (each such commitment, an “Increase Term A-2 Loan Commitment”), which Increase Term A-2 Loan Commitments, together with the amount of the Extended Term A-2 Loans, shall not exceed the New Term A-2 Facility Amount.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower, the Extending Term A-2 Lenders and the Increase Term A-2 Lenders agree as follows:

(a)    Effective as of the Restatement Effective Date, (i) each Extending Term A-2 Lender agrees to automatically convert all (or such lesser amount as is specified on its Extending Term A-2 Lender Addendum) of its Existing Term A Loans into New Term A-2 Loans on the Restatement Effective Date in a principal amount equal to its Existing Term A Loans so converted and (ii) each Increase Term A-2 Lender agrees to make New Term A-2 Loans on the Restatement Effective Date to the Borrower in a

principal amount equal to its Increase Term A-2 Loan Commitment, and in each case under clauses (i) and (ii), such New Term A-2 Loans shall constitute the same Class of New Term A-2 Loans and a part of the New Term A-2 Facility.
(b)     Each Increase Term A-2 Lender will make its New Term A-2 Loans to the Borrower on the Restatement Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.5 of the Restated Credit Agreement, an amount equal to its Increase Term A-2 Loan Commitment. The commitments of the Increase Term A-2 Lenders and the conversion undertakings of the Extending Term A-2 Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by conversion its New Term A-2 Loan. The New Term A-2 Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Restated Credit Agreement.
(c)    Notwithstanding anything herein or in the Restated Credit Agreement to the contrary, (i) on the Restatement Effective Date, (x) the Borrower shall pay all accrued and unpaid interest with respect to the Extended Term A-2 Loans (other than with respect to the New Incremental Term Loans) outstanding immediately prior to such date, (y) all Extended Term A-2 Loans outstanding as of such date shall be automatically converted to new Eurodollar Loans having an Interest Period ending July 15, 2014 and (z) all New Term A-2 Loans made on the Restatement Effective Date shall initially be made as Eurodollar Loans having an Interest Period ending July 15, 2014 and (ii) the Extending Term A-2 Lenders hereby waive (x) the notice requirements of Section 2.5 of the Original Credit Agreement with respect to the conversion of the interest rate applicable to the Extended Term A-2 Loans and the Borrowing of the New Term A-2 Loans and (y) any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Original Credit Agreement in connection with the repayment of interest and the conversion to a new Interest Period on the Restatement Effective Date as described above.
Section 4.    Term A-1 Loans.
WHEREAS, each Existing Term A Lender that does not wish to convert any amount or the entire amount of its Existing Term A Loans into Extended Term A-2 Loans and executes and delivers a signature page to this Restatement Agreement as a “Non-Extending Term A Lender” (a “Non-Extending Term A Lender Addendum”, and such Lenders, collectively, the “Non-Extending Term A Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to continue all (or such lesser amount as has not been converted by such Existing Term A Lender into Extended Term A-2 Loans pursuant to Section 3 above) of its Existing Term A Loans outstanding on the Restatement Effective Date under the same Facility, with the same maturity date, amortization and Applicable Margin as is applicable under the Existing Credit Agreement; provided that upon the Restatement Effective Date, (x) such continued Existing Term A Loans, together with the Existing Term Loans referred to in Section 7(a) below, shall thereafter be referred to as “Term A-1 Loans”, (y) such Non-Extending Term A Lender shall thereafter be referred to as a “Term A-1 Lender” and (z) the facility with respect to such continued Existing Term A Loans shall thereafter be referred to as the “Term A-1 Facility”, each as defined in the Restated Credit Agreement;

WHEREAS, immediately following the occurrence of the Restatement Effective Date, the Borrower shall prepay in full the aggregate principal amount of the Term A-1 Loans, together with all accrued and unpaid interest thereon.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Non-Extending Term A Lenders agree as follows:

(a)    Effective as of the Restatement Effective Date, each Non-Extending Term A Lender agrees to continue all (or such lesser amount as has not been converted by such Existing Term A Lender into Extended Term A-2 Loans pursuant to Section 3 above) of its Existing Term A Loans as Term A-1 Loans on the Restatement Effective Date in a principal amount equal to its Existing Term A Loans so continued, and thereafter such Term A-1 Loans shall constitute the same Class of Loans as the Term A-1 Loans referred to in Section 7(a) below and a part of the Term A-1 Facility.
(b)    Notwithstanding anything herein to the contrary, (i) each Non-Extending Term A Lender shall continue to be entitled to all interest with respect to such Existing Term A Loan from which such Term A-1 Loan was continued that had accrued and was unpaid up to but excluding the Restatement Effective Date and (ii) the Term A-1 Loans into which such Existing Term A Loans are continued shall, as of the Restatement Effective Date, continue to accrue interest based on the same interest rate and Interest Period as accrued immediately prior to the Restatement Effective Date.
(c)    On the Restatement Effective Date, immediately following the occurrence thereof, the Borrower shall prepay in full the aggregate principal amount of all Term A-1 Loans (including the Term A-1 Loans referred to in Section 7(a) below), together with all accrued and unpaid interest thereon. The Lenders party hereto hereby waive any minimum notice requirements under the Original Credit Agreement or the Restated Credit Agreement in respect of such prepayment.
Section 5.    New Revolving Credit Commitments.
WHEREAS, as reflected in the Restated Credit Agreement, the Borrower has requested the addition of a new revolving facility in an aggregate amount of $425.0 million (the “New Revolving Facility Amount”) and having a maturity date that is five years after the Restatement Effective Date and amended Applicable Margin terms, all as set forth in the Restated Credit Agreement (the “New Revolving Facility”; the commitments thereunder, the “New Revolving Credit Commitments”; and the revolving exposure related thereto, the “New Revolving Exposure”), pursuant to the final paragraph of Section 10.11(a) of the Original Credit Agreement;

WHEREAS, each existing Lender with a Revolving Credit Commitment immediately prior to the Restatement Effective Date and Revolving Exposure immediately prior to the Restatement Effective Date (each, an “Existing Revolving Lender”; such existing Revolving Credit Commitments held by it, its “Existing Revolving Credit Commitment”; and such related Revolving Exposure, such Lender’s “Existing Revolving Exposure”) that executes and delivers a signature page to this Restatement Agreement as an “Extending Revolving Lender” (an “Extending Revolving Lender Addendum”) and in connection therewith agrees to automatically convert all (or such lesser amount as is specified on its Extending Revolving Lender Addendum) of its Existing Revolving Credit Commitments into New Revolving Credit Commitments (with a concurrent and proportional conversion of all related Existing Revolving Exposure with respect to such Existing Revolving Credit Commitment into related New Revolving Exposure with respect to such New Revolving Credit Commitments) (such converted Revolving Credit Commitments, the “Extended Revolving Credit Commitments” (and the related Revolving Exposure, the “Extended Revolving Exposure”) and such Lenders, collectively, the “Extending Revolving Lenders”; such Extending Revolving Lenders, collectively with the Extending Term A-2 Lenders, the “Extending Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to automatically convert all (or such lesser amount as is specified on its Extending Revolving

Lender Addendum) of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) on the Restatement Effective Date into New Revolving Credit Commitments (and New Revolving Exposure) in a principal amount equal to its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) so converted; and

WHEREAS, each Person (other than an Extending Revolving Lender in its capacity as such) that executes and delivers a signature page to this Restatement Agreement as an “Increase Revolving Lender” (an “Increase Revolving Lender Addendum” and such Person, an “Increase Revolving Lender”; the Increase Revolving Lenders, collectively with the Extending Revolving Lenders, the “New Revolving Lenders” ) will thereby agree to provide New Revolving Credit Commitments to the Borrower on the Restatement Effective Date in a principal amount equal to such Increase Revolving Lender’s commitment to provide Increase Revolving Loans as set forth in its Increase Revolving Lender Addendum (each such commitment, an “Increase Revolving Credit Commitment” (and the related Revolving Exposure, the “Increase Revolving Exposure”)), which Increase Revolving Credit Commitments, together with the amount of the Extended Revolving Credit Commitments, shall not exceed the New Revolving Facility Amount.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower, the Extending Revolving Lenders and the Increase Revolving Lenders agree as follows:

(a)    Effective as of the Restatement Effective Date, (i) each Extending Revolving Lender agrees to automatically convert all (or such lesser amount as is specified on its Extending Revolving Lender Addendum) of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) into New Revolving Credit Commitments (and New Revolving Exposure) on the Restatement Effective Date in a principal amount equal to its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) so converted and (ii) each Increase Revolving Lender agrees to provide Increase Revolving Credit Commitments on the Restatement Effective Date to the Borrower in a principal amount equal to its Increase Revolving Credit Commitment, and in each case under clauses (i) and (ii) of this clause (a), (x) the loans made in respect of the New Revolving Credit Commitments and the Increase Revolving Credit Commitments shall constitute the same Class of loans and (y) such New Revolving Credit Commitments and Increase Revolving Credit Commitments shall thereafter be a part of the New Revolving Facility.
(b)     Each Increase Revolving Lender will make any New Revolving Loans (or fund participating interests with respect to any new Letters of Credit) requested to be made by the Borrower on the Restatement Effective Date in accordance with Section 2.5 (or Section 2.3 with respect to Letters of Credit) of the Restated Credit Agreement in the amount of its Revolver Percentage of the New Revolving Credit Commitments by making such amounts available to the Administrative Agent, in the manner contemplated by Section 2.5 (or Section 2.3) of the Restated Credit Agreement. The commitments of the New Revolving Lenders and the conversion undertakings of the Extending Revolving Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by conversion its New Revolving Credit Commitment (or related New Revolving Exposure). The New Revolving Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Restated Credit Agreement.
(c)    Notwithstanding anything herein to the contrary, (i) on the Restatement Effective Date, (x) the Borrower shall pay all accrued and unpaid interest with respect to any loans under the Extended

Revolving Credit Commitments outstanding immediately prior to such date and such loans shall be automatically converted to new Eurodollar Loans having an Interest Period of one month and (y) all New Revolving Loans made on the Restatement Effective Date shall initially be made as Eurodollar Loans having an Interest Period of one month and (ii) the Extending Revolving Lenders hereby waive (x) the notice requirements of Section 2.5 of the Original Credit Agreement with respect to the conversion of the interest rate applicable to loans under the Extended Revolving Credit Commitments and the Borrowing of the New Revolving Loans and (y) any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Original Credit Agreement in connection with the repayment of interest and the conversion to a new Interest Period on the Restatement Effective Date as described above.
Section 6.    Non-Extended Revolving Credit Commitments.
WHEREAS, each Existing Revolving Lender that does not wish to convert any amount or the entire amount of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) into Extended Revolving Credit Commitments (and related Extended Revolving Exposure) and executes and delivers a signature page to this Restatement Agreement as a “Non-Extending Revolving Lender” (a “Non-Extending Revolving Lender Addendum”, and such Lenders, collectively, the “Non-Extending Revolving Lenders”; and such Non-Extending Revolving Lenders, together with the Non-Extending Term A Lenders, the “Non-Extending Lenders”) will thereby agree to the terms of this Restatement Agreement;

WHEREAS, upon the Restatement Effective Date and pursuant to Section 8.5 of the Original Credit Agreement and the Restated Credit Agreement, an amount equal to all Existing Revolving Credit Commitments (and related Existing Revolving Exposure) that shall not have been converted into Extended Revolving Credit Commitments (and related Extended Revolving Exposure) pursuant to Section 5 above (such amount, together with the Existing Revolving Credit Commitments (and related Existing Revolving Exposure) referred to in Section 7(b) below, the “Non-Extended Revolving Credit Commitments” (and related “Non-Extended Revolving Exposure”)) shall be terminated and the Borrower shall prepay in full the aggregate principal amount of all Revolving Loans constituting Non-Extended Revolving Exposure of each such Non-Extending Revolving Lender, together with all accrued and unpaid interest, fees and other Obligations in respect of such Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure).

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Non-Extending Revolving Lenders agree as follows:

(a)    Effective as of the Restatement Effective Date and pursuant to Section 8.5 of the Original Credit Agreement and the Restated Credit Agreement, each Non-Extending Revolving Lender’s Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure) (including the Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure) referred to in Section 7(b) below) is hereby terminated and, on the Restatement Effective Date, the Borrower shall prepay in full the aggregate principal amount of all Revolving Loans constituting Non-Extended Revolving Exposure of each such Non-Extending Revolving Lender, together with all accrued and unpaid interest, fees and other Obligations in respect of such Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure). The Lenders party hereto hereby waive any minimum notice requirements under the Original Credit Agreement or the Restated Credit Agreement in respect of such termination and prepayment.

Section 7.    Other Non-Extending Term A Loans and Non-Extending Credit Exposure.
In consideration of the premises and mutual covenants set forth herein, the Borrower and the Required Lenders agree as follows:

(a)    It is understood and agreed that any Existing Term A Lender that does not execute an Extending Term A-2 Lender Addendum or a Non-Extending Term A Lender Addendum shall, upon the Restatement Effective Date, thereafter be referred to as a Term A-1 Lender, and its Existing Term A Loans shall thereafter be referred to as Term A-1 Loans and shall constitute the same Class of Loans as the Term A-1 Loans referred to in Section 4 above and a part of the Term A-1 Facility. Such Term A-1 Loans, together with all accrued and unpaid interest thereon, shall be prepaid pursuant to Section 4(c) above.
(b)    It is understood and agreed that, upon the Restatement Effective Date, any Existing Revolving Lender that does not execute an Extending Revolving Lender Addendum or a Non-Extending Revolving Lender Addendum shall be deemed to be a Non-Extending Revolving Lender and its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) shall be deemed to be Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure). Effective as of the Restatement Effective Date, all such Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure) shall be terminated and the aggregate principal amount of all Revolving Loans constituting Non-Extended Revolving Exposure of each such Non-Extending Revolving Lender, together with all accrued and unpaid interest, fees and Obligations in respect of such Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure) shall be prepaid, in each case pursuant to Section 6(a) above.
Section 8.    New Term B Loans.
WHEREAS, as reflected in the Restated Credit Agreement, the Borrower has requested the addition of a new term loan B facility in an aggregate amount of $1,400.0 million (the “Term B Facility Amount”) and having the other terms set forth in the Restated Credit Agreement (the “Term B Loan Facility”; the loans thereunder, the “Term B Loans”), pursuant to the final paragraph of Section 10.11(a) of the Original Credit Agreement;

WHEREAS, each Person that executes and delivers a signature page to this Restatement Agreement as a “Term B Lender” (a “Term B Lender Addendum” and such Person, a “Term B Lender”; the Term B Lenders, collectively with the Increase Term A-2 Lenders and the Increase Revolving Lenders, the “New Lenders”) will thereby agree to make Term B Loans to the Borrower on the Restatement Effective Date (the “Term B Loans”) in a principal amount equal to such Term B Lender’s commitment to provide Term B Loans as set forth in its Term B Lender Addendum (each such commitment, a “Term B Loan Commitment”, and, together with the Increase Term A-2 Loan Commitments and the Increase Revolving Credit Commitments, the “New Loan Commitments”), which Term B Loan Commitments shall not exceed the Term B Facility Amount;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Term B Lenders agree as follows:

(a)    Effective as of the Restatement Effective Date, each Term B Lender agrees to make Term B Loans on the Restatement Effective Date to the Borrower in a principal amount equal to its Term B Loan Commitment.

(b)     Each Term B Lender will make its Term B Loans on the Restatement Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.5 of the Restated Credit Agreement, an amount equal to its Term B Loan Commitment. The commitments of each Term B Lender are several, and no such Lender will be responsible for any other such Lender’s failure to make its Term B Loans. The Term B Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Restated Credit Agreement; provided that, notwithstanding anything herein or in the Restated Credit Agreement to the contrary, all Term B Loans made on the Restatement Effective Date shall initially be made as Eurodollar Loans having an Interest Period ending July 15, 2014.
Section 9.    Effectiveness.
(a)    This Restatement Agreement shall become effective immediately following the effectiveness of Incremental Amendment No. 1 on the date (the “Restatement Effective Date”) upon which:
(i)     The Administrative Agent shall have received counterparts of this Agreement signed by the Borrower, the Loan Parties, the New Lenders, each Existing Lender providing a New Loan Commitment and Existing Lenders constituting the Required Lenders;
(ii)    The conditions precedent described in Section 3.2 of the Restated Credit Agreement, other than in Section 3.2(l) thereof, shall have been satisfied or waived by the Arrangers (as defined therein);
(iii)     The Administrative Agent shall have received payment from the Borrower, (A) for the account of each Extending Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of an Extending Term A-2 Lender Addendum or an Extending Revolving Lender Addendum, at or prior to 12:00 p.m., New York City time, on June 7, 2014 (the “Consent Deadline”), a extension consent fee (the “Extension Consent Fee”) in an amount equal to 0.10% of the aggregate Extended Term A-2 Loans (other than Extended Term A-2 Loans converted from New Incremental Term Loans) and Extended Revolving Credit Commitments of such Lender and (B) for the account of each Non-Extending Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of a Non-Extending Term A Lender Addendum or a Non-Extending Revolving Lender Addendum, at or prior to the Consent Deadline, a non-extending consent fee (the “Non-Extending Consent Fee” and, together with the Extension Consent Fee, the “Consent Fees”) in an amount equal to 0.025% of the aggregate Term A-1 Loans and Non-Extended Revolving Credit Commitments of such Lender, which Consent Fees shall be payable in immediately available funds, in U.S. dollars, and, once paid, be non-refundable; and
(iv)    The Administrative Agent shall have received payment from the Borrower, (A) for the account of each New Lender and/or each Existing Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of an Increase Term A-2 Lender Addendum or an Increase Revolving Lender Addendum at or prior to the Consent Deadline, an upfront fee (the “Increase Upfront Fee”) in an amount equal to (x) if such New Lender or Existing Lender’s Increase Term A-2 Loans and/or Increase Revolving Credit Commitment is equal to or greater than $100,000,000, an amount equal to 0.30% of the stated principal amount of such New Lender or Existing Lender’s Increase Term A-2 Loans and/or Increase Revolving Credit Commitment, or otherwise (y) 0.25% of the stated principal amount of such New Lender or Existing Lender’s Increase Term A-2 Loans and/or Increase Revolving

Credit Commitment and (B) for the account of each New Lender and/or each Existing Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of a Term B Lender Addendum at or prior to the Consent Deadline, an upfront fee (the “Term B Upfront Fee” and, together with the Increase Upfront Fee, the “Upfront Fees”) in an amount equal to 0.50% of the stated principal amount of such New Lender or Existing Lender’s Term B Loans, which Upfront Fees shall be payable in immediately available funds, in U.S. dollars, and, once paid, be non-refundable.
(b)    Notwithstanding any other provisions of this Restatement Agreement to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Increase Term A-2 Lender, the sole Increase Revolving Lender or the sole Term B Lender, as applicable, for purposes of facilitating funding on the Restatement Effective Date, which, in the case of any such appointment, shall fulfill the obligations of (i) the Increase Term A-2 Lenders set forth in Section 3 hereof, (ii) the Increase Revolving Lenders set forth in Section 5 hereof and (iii) the Term B Lenders set forth in Section 8 hereof, as applicable.
Section 10.    Effect of Restatement Agreement.
(a)    Except as expressly set forth herein or in the Restated Credit Agreement, this Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other provision of the Original Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Restated Loan Agreement or any other Loan Document in similar or different circumstances.
(b)    Each Loan Party agrees that (a) all of its obligations, liabilities and indebtedness under any Loan Document to which it is a party, including its guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to this Restatement Agreement; (b) all of the Liens and security interests created and arising under such Loan Documents shall remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest shall continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Restatement Agreement as collateral security for its obligations, liabilities and indebtedness under the Restated Credit Agreement and for its guarantees in the other Loan Documents; and (c) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Restated Credit Agreement and the other Loan Documents, and each Loan Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the Restatement Effective Date, including, without limitation, any claim or defense based on any right of set off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.
(c)    On and after the Restatement Effective Date, each reference in the Original Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Original Credit Agreement in any other Loan Document shall be deemed a reference to the Restated Credit Agreement. This Restatement Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.
(d)    The changes to the definition of “Applicable Margin” in Section 1.1 of the Restated Credit Agreement effected pursuant to this Restatement Agreement shall apply and be effective on and after the Restatement Effective Date. The definition of “Applicable Margin” in Section 1.1 of the Original Credit Agreement shall apply and be effective for the period ending on, but not including, the Restatement Effective Date.
Section 11.    General.
(a)    GOVERNING LAW. THIS RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RESTATEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    Counterparts. This Restatement Agreement may be executed by one or more of the parties to this Restatement Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Restatement Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
(c)    Headings. The headings of this Restatement Agreement are used for convenience of reference only, are not part of this Restatement Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Restatement Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

VANTIV, LLC
VANTIV HOLDING, LLC
NPC GROUP, INC.
NATIONAL PROCESSING COMPANY GROUP, INC.
NATIONAL PROCESSING MANAGEMENT COMPANY
VANTIV COMPANY, LLC
NATIONAL PROCESSING COMPANY
BEST PAYMENT SOLUTIONS, INC.
LITLE & CO. LLC
ELEMENT PAYMENT SERVICES, INC.
MARS MERGER SUB, LLC

By: /s/ Mark Heimbouch
Name: Mark Heimbouch
Title: Chief Financial Officer

[Signature Page – Vantiv Restatement Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Ann B. Kerns Name: Ann B. Kerns Title: Vice President

[Signature Page – Vantiv Restatement Agreement]

SIGNATURE PAGE TO THE RESTATEMENT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, WITH RESPECT TO THE CREDIT AGREEMENT, DATED AS OF MAY 15, 2013 (AS AMENDED BY THE INCREMENTAL AMENDMENT NO. 1 DATED AS OF THE DATE HEREOF, AND AS FURTHER AMENDED TO DATE), AMONG VANTIV, LLC, AS THE BORROWER, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO, AND THE OTHER AGENTS PARTIES THERETO

By executing this signature page:

A.
as an Extending Term A-2 Lender, the undersigned institution agrees (A) to the terms of the Restatement Agreement and the Restated Credit Agreement and (B) on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to automatically convert all (or such lesser amount as is specified on this signature page) of its Existing Term A Loans into Extended Term A-2 Loans (and thus, New Term A-2 Loans) on the Restatement Effective Date; and/or

B.
as an Increase Term A-2 Lender, the undersigned institution agrees, on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to make New Term A-2 Loans to the Borrower on the Restatement Effective Date; and/or

C.
as a Non-Extending Term A Lender, the undersigned institution agrees (A) to the terms of the Restatement Agreement and the Restated Credit Agreement and (B) on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to continue all (or such lesser amount as is not converted by the undersigned institution into Extended Term A-2 Loans pursuant to clause A above) of its Existing Term A Loans as Term A-1 Loans on the Restatement Effective Date; and/or

D.
as an Extending Revolving Lender, the undersigned institution agrees (A) to the terms of the Restatement Agreement and the Restated Credit Agreement and (B) on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to automatically convert all (or such lesser amount as is specified on this signature page) of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) into Extended Revolving Credit Commitments (and related Extended Revolving Exposure) on the Restatement Effective Date and/or

E.
as an Increase Revolving Lender, the undersigned institution agrees, on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to provide New Revolving Credit Commitments to the Borrower on the Restatement Effective Date; and/or

F.
a Non-Extending Revolving Lender, the undersigned institution (A) agrees to the terms of the Restatement Agreement and the Restated Credit Agreement and (B) acknowledges, on the terms and subject to the conditions set forth in the Restatement Agreement, that, effective as of the Restatement Effective Date, its Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure) will be terminated and, on the Restatement Effective Date, the Borrower will prepay in full the aggregate principal amount of all Revolving Loans constituting Non-Extended Revolving Exposure of such Non-Extending Revolving Lender, together with all accrued and unpaid interest, fees and other Obligations in respect of its Non-Extended Revolving Credit Commitments (and related Non-Extended Revolving Exposure); and/or

G.
as a Term B Lender, the undersigned institution agrees, on the terms and subject to the conditions set forth in the Restatement Agreement and the Restated Credit Agreement, to make Term B Loans to the Borrower on the Restatement Effective Date.

[Signature Page – Vantiv Restatement Agreement]

NAME OF LENDER: ____________________________________________________________

Executing as an Extending Term A-2 Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Existing Term A Loans held by Extending Term A-2 Lender to be converted into Extended Term A-2 Loans: $____________________

Executing as an Extending Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Existing Revolving Credit Commitments held by Extending Revolving Lender to be converted into Extended Revolving Credit Commitments: $____________________

Executing as a Non-Extending Term A Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Existing Term A Loans held by Non-Extending Term A Lender to be continued as Term A-1 Loans: $____________________

Executing as an Non-Extending Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Existing Revolving Credit Commitments held by Non-Extending Revolving Lender to be continued as Non-Extended Revolving Credit Commitments: $____________________

*Copies of manually executed signature pages will be furnished to the Commission or its staff upon request.

NAME OF LENDER: ____________________________________________________________

Executing as an Increase Term A-2 Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Increase Term A-2 Loan Commitments being provided by Increase Term A-2 Lender: $____________________

Executing as an Increase Revolving Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Increase Revolving Credit Commitments being provided by Increase Revolving Lender: $_____________________

Executing as a Term B Lender:

By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

Principal Amount of Term B Loan Commitments being provided by Term B Lender: $___________________

*Copies of manually executed signature pages will be furnished to the Commission or its staff upon request.

EXHIBIT A
[Blackline of Restated Credit Agreement]

Exhibit B

Notice of Borrowing
Date:  __________, ____

To:
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Loan Agreement dated as of June 13, 2014 (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among vantiv, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto

Ladies and Gentlemen:
The undersigned, the Borrower, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Loan Agreement, of the Borrowing of Loans specified below:
1.    The Business Day of the proposed Borrowing is ___________, ____.1
2.    The aggregate amount of the proposed Borrowing is $______________.2
3.    The Borrowing is being advanced under the [Revolving Facility] [Term A-1 Facility] [Term A-2 Facility] [Term B Facility].
4.    The Borrowing is to be comprised of [Base Rate] [Eurodollar] Loans.
[5.    The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]3
[The undersigned hereby certifies that the following statements are true on the date hereof:
(a)    the representations and warranties of the Borrower contained in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and
(b)     no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.]4
1Notice must be provided by telephone (promptly confirmed in writing) or telecopy by 12:00 noon (i) at least three Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of [Revolving] [Term] Loans that are Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of [Revolving] [Term] Loans that are Base Rate Loans.

2Each Borrowing of Base Rate Loans shall be in amount not less than $1,000,000 or such greater amount that is an integral multiple of $1,000,000. Each Borrowing of Eurodollar Loans advanced shall be in an amount equal to $1,000,000 or such greater amount that is in integral multiple of $1,000,000.
3May be one week or 1, 2, 3, 6, or if available to all affected Lenders, 12 months.
4Only to be included for Borrowings after the Restatement Effective Date.

Exhibit C
Notice of Continuation/Conversion
Date: ____________, ____

To:
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Loan Agreement dated as of June 13, 2014 (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among vantiv, LLC (the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto

Ladies and Gentlemen:
The undersigned, vantiv, LLC, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Loan Agreement, of the [conversion] [continuation] of the [Revolving] [Term A-1] [Term A-2] [Term B] Loans specified herein, that:
1.    The conversion/continuation Date is __________, ____.1
2.    The aggregate amount of the Loans to be [converted] [continued] is $______________.2
3.    The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.
4.    [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be _________ months.3

1Notice of the continuation of a Borrowing of Loans that are Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three Business Days before the date of the requested continuation or conversion.
2Each Borrowing of Eurodollar Loans continued or converted shall be in an amount equal to $1,000,000 or such greater amount that in an integral multiple of $1,000,000.
3May be one week or 1, 2, 3, 6, or if available to all affected Lenders, 12 months.

EXHIBIT D‑1

TERM A-1 NOTE
$_______________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term A-1 Loan made, continued or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7(a) of the Loan Agreement, together with interest on the principal amount of such Term A-1 Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is one of the Term A-1 Notes referred to in the Amended and Restated Loan Agreement dated as of June 13, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

EXHIBIT D‑2

TERM A-2 NOTE
$_______________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term A-2 Loan made, converted or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7(b) of the Loan Agreement, together with interest on the principal amount of such Term A-2 Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is one of the Term A-2 Notes referred to in the Amended and Restated Loan Agreement dated as of June 13, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

EXHIBIT D‑3

TERM B NOTE
$_______________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term B Loan made or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7(c) of the Loan Agreement, together with interest on the principal amount of such Term B Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is one of the Term B Notes referred to in the Amended and Restated Loan Agreement dated as of June 13, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

EXHIBIT D‑4
REVOLVING NOTE
$_______________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Loan Agreement, at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Loan Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is one of the Revolving Notes referred to in the Amended and Restated Loan Agreement dated as of June 13, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

EXHIBIT D‑5

SWING NOTE
$_______________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Loan Agreement, at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Loan Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is one of the Swing Notes referred to in the Amended and Restated Loan Agreement dated as of June 13, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof on the terms and in the manner as provided for in the Loan Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Exhibit E

Form of Solvency Certificate
_________________, 201__
This Solvency Certificate is being executed and delivered pursuant to Section 3.2(a)(vii) of that certain Amended and Restated Loan Agreement dated as of June 13, 2014 among the vantiv, LLC, a Delaware limited liability company (the “Borrower”), JP Morgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto and the other agents party thereto (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined).
I, [●], the Chief Financial Officer of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.
I am generally familiar with the businesses and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and

As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, or their debts as they become absolute and matured in the ordinary course of business; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof and as proposed to be conducted following the Restatement Effective Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, have not incurred, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).
[Remainder of page intentionally left blank]

EXHIBIT F
COMPLIANCE CERTIFICATE

To:	JP Morgan Chase Bank, N.A., as Administrative Agent under the Loan Agreement described below
This Compliance Certificate is furnished to the Administrative Agent (for delivery to the Lenders) pursuant to that certain Amended and Restated Loan Agreement dated as of June 13, 2014 among vantiv, LLC, a Delaware limited liability company (the “Borrower”), JP Morgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate shall have the meanings ascribed thereto in the Loan Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ____________ of the Borrower;
2.    I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Restricted Subsidiaries during the accounting period covered by the attached financial statements;
3.    As of the date hereof, no Default or Event of Default has occurred and is continuing[, except as set forth below];
[Described below are the exceptions to paragraph 3 by listing, in detail, the nature of the condition or event and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________]

4.    [The financial statements required by Section 6.1(a) of the Loan Agreement and being furnished to you concurrently with this Compliance Certificate fairly present in all material respects in accordance with GAAP the financial condition of the Vantiv and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year‑end adjustments and the absence of footnotes]; and
5.    Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with the financial covenants set forth in Section 6.22 of the Loan Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Loan Agreement.
[6.    Schedule II hereto sets forth financial data and computations evidencing the Borrower’s Excess Cash Flow for, and Senior Secured Leverage Ratio as of the last day of, the completed fiscal year indicated, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Loan Agreement.]
[7.    Pursuant to Section 4.6 of the Loan Agreement, the following Subsidiaries are hereby designated as new Material Subsidiaries: [●].]
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of _______________ 20___.

SCHEDULE I
TO COMPLIANCE CERTIFICATE

VANTIV, LLC
COMPLIANCE CALCULATIONS
FOR AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF JUNE 13, 2014*
CALCULATIONS AS OF _____________, _______

A. Leverage Ratio (Section 6.22(a))
1. Indebtedness for borrowed money	$___________
2. Indebtedness secured by a purchase money mortgage or other Lien to secure purchase price	$___________
3. Obligations under Capital Leases	$___________
4. Liability in respect of bankers’ acceptances or letters of credit (to the extent that such obligations are funded obligations that have not been reimbursed within 2 Business Days after funding)	$___________
5. Sum of Lines A1, A2, A3 and A4 (“Total Funded Debt”)	$___________

6. Net income (loss) excluding (a) cumulative effect of a change in accounting principles, (b) accruals and reserves established or adjusted and (c) income (loss) of any Person (other than any Restricted Subsidiary) in which any other Person (other than Holdco or any Restricted Subsidiary) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Holdco or any Restricted Subsidiary, (d) the income of any Restricted Subsidiary of Holdco (other than the Borrower or any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary that is not subject to such prohibitions, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdco or is merged into or consolidated with Holdco or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdco or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), (f) gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan, (g) any net gains or Charges with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than, at the option of the Borrower, assets, properties or operations pending the disposal, abandonment, divestiture and/or termination thereof) and (ii) facilities that have been closed during such period, (h) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (i) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness (“Consolidated Net Income”)
$___________
7. Interest expense and, to the extent not reflected in Interest Expense, unused line fees and letter of credit fees payable under Loan Agreement	$___________

8. Taxes (as though the Borrower were a corporation) based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), including (without duplication) Distributions made to permit Holdco to make Quarterly Distributions and payments in connection with the Tax Receivable Agreements, the Mercury TRA and other similar tax receivable agreements
$___________
9. Depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs	$___________
10. Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), including in connection with the Transactions
$___________
11. Non-Cash Charges	$___________
12. Extraordinary Charges (including, without limitation, costs of and payments of legal settlements, fines, judgments or orders) and unusual or non-recurring Charges	$___________
13. [Reserved]	$___________
14. Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring and integration charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans); provided that amounts added back pursuant to this clause, together with any amounts added back pursuant to clause 18 below and the amount of any “Pro Forma Adjustment” to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that any of the foregoing in connection with the Transactions for any period ending on or prior to the 24th month following the Restatement Effective Date shall not be subject to the caps in the preceding proviso
$___________
15. Amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non‑Wholly‑Owned Subsidiary	$___________
16. [Reserved]	$___________
17. [Reserved]	$___________

18. Expected cost savings, operating expense reductions, restructuring charges and expenses and synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specified transactions conducted after the Original Closing Date; provided that amounts added back pursuant to this clause, together with any amounts added back pursuant to clause 14 above and the amount of any “Pro Forma Adjustment” to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that any of the foregoing in connection with the Transactions for any period ending on or prior to the 24th month following the Restatement Effective Date shall not be subject to the caps in the preceding proviso
$___________
19. Transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future)
$___________
20. Earn-out obligations incurred in connection with any Permitted Acquisitions or other investment and paid or accrued during the applicable period and on similar acquisitions completed prior to the Original Closing Date
21. Business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future))
22. Sum of Lines A6 through A21
$___________ $___________ $___________
23. Extraordinary gains and unusual or non‑recurring gains	$___________
24. Non‑cash gains (excluding any non‑cash gain representing reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period)	$___________
25. Sum of Lines A23 and A24	$___________
26. Net gain (loss) resulting from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39	$___________

27. Any net gain (loss) resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk)
$___________
28. Line A26 plus or minus Line A27, as applicable	$___________
29. Line A22 minus Line A25, increased or decreased by Line A28, as applicable (“Consolidated EBITDA”)	$___________
30. Ratio of Line A5 to Line A29	_____:1.00
31. Line A30 ratio must not exceed	_____:1.00
32. The Borrower is in compliance (circle yes or no)	yes / no
B. Interest Coverage Ratio (Section 6.22(b))
1. Consolidated EBITDA (Line A29)	$___________
2. Interest charges for four fiscal quarters then ended (including imputed interest charges with respect to Capitalized Lease Obligations) payable in cash	$___________
3. Non‑cash interest expense for four fiscal quarters then ended attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses
$___________
4. Any expensing of bridge, commitment and other financing fees for four fiscal quarters then ended	$___________
5. Costs in connection with the Refinancing and any annual administrative or other agency fees 6. Line B2 minus Lines B3, B4 and B5	$___________ $___________
7. Interest income for four fiscal quarters then ended	$___________
8. Line B6 minus Line B7 (“Interest Expense”)	$___________
9. Ratio of Line B1 to Line B8	_____:1.00
10. Line B9 shall exceed	_____:1.00
11. The Borrower is in compliance (circle yes or no)	yes / no

SCHEDULE II
TO COMPLIANCE CERTIFICATE

VANTIV, LLC
EXCESS CASH FLOW CALCULATIONS
FOR AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF JUNE 13, 2014*

A. Cash Flow
1. Consolidated Net Income (as calculated on line A6 of Schedule I)	$___________
2. Amounts deducted in arriving at the Consolidated Net Income amount in respect of all Charges for (i) depreciation of fixed assets and amortization of intangible assets and (ii) all other Non‑Cash Charges
$___________
3. Sum of Lines A1 and A2	$___________
4. Additions (reductions) to Consolidated Working Capital of the Borrower and its Restricted Subsidiaries (but excluding any such increase or reduction, as applicable, arising from any Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification of current assets to long term assets (and vice-versa) and current liabilities to long term liabilities (and vice-versa) and the application of purchase accounting)
$___________
5. All non-cash gains or benefits added in computing Consolidated Net Income	$___________
6. Line A3 minus Line A5, increased or decreased by Line A4, as applicable (“Cash Flow”)	$___________
B. Excess Cash Flow
1. The aggregate amount of payments required to be (and actually) made or otherwise paid by the Borrower and its Restricted Subsidiaries in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding voluntary prepayments deducted pursuant to Section 2.8(c)(iii)(B) of the Loan Agreement)
$___________
2. Capital expenditures of the Borrower and its Restricted Subsidiaries made in cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness))	$___________

3. The amount of (i) investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.17(f), (l), (o)(i) and (v) of the Loan Agreement and (ii) Distributions made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.18(b), (d), (e), (f)(x), (h), (g), (k), (l),and (m) of the Loan Agreement, in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))
$___________
4. Cash losses from any sale or disposition outside the ordinary course of business	$___________
5. The aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to investments permitted pursuant to Section 6.17(f), (l), (o)(i) or (v) of the Loan Agreement or capital expenditures to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))
6. The aggregate amount of expenditures (other than investments or Distributions) actually made by the Borrower and its Restricted Subsidiaries in cash during such Fiscal Year (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such period or any prior period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))
$___________ $___________
8. Sum of Lines B1, and (without duplication) to the extent that each is not deducted in computing Consolidated Net Income, Lines B2, B3, B4, B5 and B6	$___________
9. Line A6 minus Line B8 (“Excess Cash Flow”)	$___________
C. Senior Secured Leverage Ratio
1. Amount of Total Funded Debt (as calculated on line A5 of Schedule I) that is secured by a Lien on any asset or property of the Borrower or the Restricted Subsidiaries, which is not subordinated in right of payment to the Obligations
$___________
2. Consolidated EBITDA (as calculated on line A29 of Schedule I)	$___________
3. Ratio of Line C1 to Line C2	_______: 1.00

Exhibit G
Assignment and Assumption

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full. Terms used herein and not otherwise defined shall have the meaning assigned to such term in the Loan Agreement.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and Percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective Facilities identified below (including, to the extent included in any such Facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Loan Agreement, without representation or warranty by the Assignor.

1.	Assignor: ______________________

2.	Assignee: ______________________ [and is an Affiliate [Identify Lender]]

3.	Borrower: VANTIV, LLC

4.	Administrative Agent: JPMORGAN CHASE BANK, N.A., as the administrative agent under the Loan Agreement

5.
Loan Agreement:    The Amended and Restated Loan Agreement dated as of June 13, 2014, among the Borrower, the LENDERS party thereto from time to time, the Administrative Agent and the other agents named therein.

6.	Assigned Interest:

Facility Assigned1	Aggregate Amount of Commitment/Loans for all Lenders of applicable Facility	Amount of Commitment/Loans Assigned of applicable Facility	Percentage Assigned of Commitment/Loans of applicable Facility

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
   _________________________ _________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_______________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_______________________
Name:
Title:
[Consented to and] Accepted:

[JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:]

[Consented to:

[VANTIV, LLC

By________________________________
Title:]

[Consented to:

[JPMORGAN CHASE BANK, N.A.,
as L/C Issuer and/or Swing Line Lender

By________________________________
Title:]

Annex 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT

1.	Representations and Warranties.

1.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

2.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender or L/C Issuer under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender or L/C Issuer thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender or L/C Issuer thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (vi) it is not a Prohibited Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or L/C Issuer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender or L/C Issuer.

2.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Exhibit H-1
Form of Trademark Collateral Agreement
This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent”), with its mailing address at 500 Stanton Christiana Rd Ops 2, Newark, DE 19713, acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the Termination Date (as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set‑off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:
(i)    Each trademark, trademark registration, and trademark application owned by the Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the goodwill of the business connected with the use of, and symbolized by, each such trademark, trademark registration, and trademark application, including those listed on Schedule A hereto; and
(ii)    All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any trademark, trademark registration, or trademark application listed on Schedule A hereto or by reason of injury to the goodwill associated with any such trademark, trademark registration, or trademark application, in each case together with the right to sue for and collect said damages;
to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain Amended and Restated Security Agreement, dated as of June 13, 2014, among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.
Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the trademarks, trademark registrations, and trademark applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Trademark Collateral Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

Schedule A
to Trademark Collateral Agreement
U.S. Trademark Registration/Application Numbers

Title	Reg. No./ App. No.

Exhibit H-2
Form of Patent Collateral Agreement
This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent”), with its mailing address at 500 Stanton Christiana Rd Ops 2, Newark, DE 19713, acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the Termination Date (as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set‑off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:
(i)    Each patent and patent application owned by the Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the inventions described and claimed therein and any and all reissues, continuations, continuations‑in‑part or extensions thereof, including those listed on Schedule A hereto; and
(ii)    All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any patent or patent application listed on Schedule A hereto, in each case together with the right to sue for and collect said damages;
to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain Amended and Restated Security Agreement, dated as of June 13, 2014, among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.
Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the patents and patent applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Patent Collateral Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

Schedule A
to Patent Collateral Agreement
U.S. Patent Numbers

Title	Reg. No./ App. No.

Exhibit H-3
Form of Copyright Collateral Agreement
This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent”), with its mailing address at 500 Stanton Christiana Rd Ops 2, Newark, DE 19713, acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the Termination Date (as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set‑off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:
(i)    Each copyright, copyright registration, and copyright application owned by Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the works of authorship described and claimed therein and any and all renewals, derivative works, enhancements, modifications, new releases and other revisions thereof, including those listed on Schedule A hereto; and
(ii)    All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any copyright, copyright registration, or copyright application listed on Schedule A hereto, in each case together with the right to sue for and collect said damages;
to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain Amended and Restated Security Agreement, dated as of June 13, 2014, among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.
Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the copyrights, copyright registrations, and copyright applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Copyright Collateral Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SCHEDULE A
TO COPYRIGHT COLLATERAL AGREEMENT
U.S. COPYRIGHT REGISTRATION NUMBERS

Title of Copyright	Registration Number

Exhibit J
Form of Security Agreement
This Amended and Restated Security Agreement (this “Agreement”) is dated as of June [•], 2014, by and among vantiv, LLC, a Delaware limited liability company (the “Borrower”) and the other parties who have executed this Amended and Restated Security Agreement (the Borrower, such other parties and any other parties who execute and deliver to the Collateral Agent an agreement substantially in the form attached hereto as Schedule F, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), each with its mailing address as set forth in Section 13(b) below, and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), with its mailing address as set forth in Section 13(b) below, acting as collateral agent hereunder for the Secured Parties hereinafter identified and defined (JPMorgan Chase Bank acting as such collateral agent and any successor or successors to JPMorgan Chase Bank acting in such capacity being hereinafter referred to as the “Collateral Agent”).
Preliminary Statements
A.    Reference is made to the Amended and Restated Loan Agreement, dated as of June [•], 2014 (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, JPMorgan Chase Bank, as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank as L/C Issuer (the “L/C Issuer”), the other banks and financial institutions from time to time party thereto and the other agents party thereto, pursuant to which the Administrative Agent, the L/C Issuer and the other banks and financial institutions from time to time party thereto have agreed to provide financial accommodations to the Borrower (JPMorgan Chase Bank, in its individual capacity and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”).
B.     In addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their Affiliates with respect to Hedging Liability and/or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations (the Administrative Agent, the Arrangers, the Collateral Agent, the L/C Issuer, the Swing Line Lender, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, the Lenders and, with respect to the Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, any Affiliates of the Lenders and any entity that was a Lender or an Affiliate of a Lender at the time the relevant transaction was entered into, are referred to collectively as the “Secured Parties” and individually as a “Secured Party”).
C.    As a condition to the closing of the transactions contemplated by the Loan Agreement, the Secured Parties have required, among other things, that each Debtor enter into this Agreement and grant to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in the personal property and fixtures of such Debtor described herein subject to the terms and conditions hereof.

Now, Therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Terms defined in Loan Agreement. Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement. The term “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several representations, warranties, and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.
Section 2.Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Collateral Agent has and shall continue to have until the Termination Date for the benefit of the Secured Parties a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:
(a)Accounts;
(b)Chattel Paper;
(c)Instruments (including Promissory Notes);
(d)Documents;
(e)General Intangibles (including Payment Intangibles and Software, patents, trademarks, copyrights, and all other intellectual property rights, including all applications, registrations, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);
(f)Letter‑of‑Credit Rights;
(g)Supporting Obligations;
(h)Deposit Accounts;
(i)Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);
(j)Inventory;
(k)Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);
(l)Fixtures;
(m)Commercial Tort Claims (as described on Schedule E hereto or on one or more supplements to this Agreement);

(n)Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which are represented by, arise from, or relate to any of the foregoing;
(o)Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Party, or any agent or affiliate of any Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;
(p)Supporting evidence and documents relating to any of the above‑described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;
(q)Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and
(r)Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;
all of the foregoing being herein sometimes referred to as the “Collateral”. Notwithstanding the foregoing, the security interest shall not extend to, and the term “Collateral” (and any component definition thereof) shall not include, any Excluded Property. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.
Section 3.Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) any and all indebtedness, obligations, and liabilities of the Debtors, and of any of them individually, to the Secured Parties, and to any of them individually, under or in connection with or evidenced by the Loan Agreement or any other Loan Documents, including, without limitation, all obligations evidenced by the Notes (if any) of the Borrower heretofore or hereafter issued under the Loan Agreement, and all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability, all obligations of the Debtors, and of any of them individually, with respect to any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable and documented out-of-pocket expenses and charges, including, without limitation, all reasonable attorney’s fees and other expenses of litigation or preparation therefor (but under no circumstances shall the Debtors be obligated to pay for more than one firm of outside counsel, and no Debtor shall be obligated to pay for any in-house counsel except, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Collateral Agent, or the Collateral Agent and the Secured Parties, taken as a whole, as the case may be, and, solely in the case of a conflict of interest, one additional counsel to the affected persons similarly situated, taken as a whole) suffered or incurred by the Secured Parties, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Secured Obligations”).
Section 4.Covenants, Agreements, Representations and Warranties. (a) Each Debtor hereby represents and warrants to the Secured Parties that:
(i)Each Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (A) violate any provision of law or any judgment, injunction, order or decree binding upon such Debtor, (B) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation or by‑laws, articles of association or operating agreement, partnership agreement or other similar document) of such Debtor, (C) contravene or constitute a default under any covenant, indenture or agreement of or affecting such Debtor or any of its Property or (D) result in the creation or imposition of any Lien on any Property of such Debtor other than the Liens granted to the Collateral Agent pursuant to this Agreement and Permitted Liens, except with respect to clauses (A), (C) and (D), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect.
(ii)As of the Restatement Effective Date, each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor’s name.
(iii)As of the Restatement Effective Date, each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement. As of the Restatement Effective Date, no Debtor has transacted business at any time during the immediately preceding five‑year period, and does not currently transact business, under any other legal names other than the prior legal names set forth on Schedule B attached hereto.
(iv)Schedule C attached hereto contains a true, complete, and current listing of all patents, trademarks and copyrights, and exclusive licenses of each under which any Debtor is a licensee, owned by each of the Debtors as of the date hereof that are registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property. Each Debtor owns or possesses rights to use all patents, trademarks, trade names, copyrights, rights with respect to the foregoing, trade secrets, know-how, and other intellectual property rights which are necessary to the present conduct of its business, in each case, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Debtors, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, except to the extent that such revocation or termination could not reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of the Debtors, and except as set forth on Schedule H attached hereto, the Debtors are not liable to any person for infringement, misappropriation or violation under applicable law with respect to any such rights as a result of its business operations, except to the extent that such liability could not reasonably be expect to result in a Material Adverse Effect.
(v)Schedule E attached hereto contains a true, complete and current listing of all Commercial Tort Claims with a value (as reasonably estimated by the Borrower) equal to or in excess of $10 million individually held by the Debtors as of the date hereof, each described by referring to a specific incident giving rise to the claim.
(a)Each Debtor hereby covenants and agrees with the Secured Parties that:
(i)Each Debtor shall provide the Collateral Agent prompt written notice of a change of the location of such Debtor’s chief executive office; provided that each Debtor shall at all times maintain its chief executive office in the United States of America.
(ii)Upon any change to the legal name or jurisdiction of organization of any Debtor the applicable Debtor shall provide prompt written notice thereof to the Collateral Agent after the occurrence thereof. Each Debtor agrees not to effect or permit any change referred to in the preceding sentence unless (A) all filings have been made under the UCC or otherwise that is required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement, in all the Collateral or (B) otherwise consented to by the Collateral Agent.
(iii)Each Debtor shall take all commercially reasonably actions necessary to defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral other than a Permitted Lien adverse to any of the Secured Parties.
(iv)Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Parties have no responsibility to perform such obligations, except to the extent that any nonperformance could not be reasonably expected to result in a Material Adverse Effect.
(v)Each Debtor will insure its Collateral with financially sound and reputable insurance companies insuring against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Borrower and containing loss payable clauses to the Collateral Agent as its interests may appear (and, if the Collateral Agent requests, naming the Collateral Agent as an additional insured therein). Each Debtor shall furnish to the Collateral Agent upon its reasonable request (but not more than twice per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried. All premiums on such insurance shall be paid by the Debtors. All insurance required hereby, to the extent available on commercially reasonable terms, (A) shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor and (B) shall provide that no cancellation thereof shall be effective until at least thirty (30) days (or, in the case of non-payment, ten (10) days) after receipt by the relevant Debtor and the Collateral Agent of written notice thereof, provided that if the insurance company is precluded from giving such notice to the Collateral Agent by Applicable Law or internal legal policy, the requirements of this clause (B) shall be deemed satisfied if the relevant Debtor provides a copy of any such notice to the Collateral Agent within three (3) Business Days of receipt thereof from the insurance company. Each Debtor hereby authorizes the Collateral Agent, at the Collateral Agent’s option, to adjust, compromise, and settle any losses in respect of any Collateral under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably (until the Termination Date) constitute the Collateral Agent, its officers, agents, and attorneys, as such Debtor’s attorneys‑in‑fact, with full power and authority after the occurrence and during the continuation of any Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Notwithstanding the foregoing, at any time after the occurrence and during the continuation of any Event of Default, unless the Collateral Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to the final approval by the Collateral Agent in the case of losses exceeding $5,000,000.00. All insurance proceeds shall be subject to the lien and security interest of the Collateral Agent hereunder.
(vi)At any time after and during the continuance of any Event of Default, if any Collateral is in the possession or control of any agents or processors of a Debtor and the Collateral Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Collateral Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions.
(vii)At any time after and during the continuation of any Event of Default, each Debtor agrees from time to time to deliver to the Collateral Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original receipts for all services rendered by it), in each case as the Collateral Agent may reasonably request. At any time after and during the continuation of any Event of Default, the Collateral Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Collateral Agent considers appropriate and reasonable, and each Debtor agrees to furnish all reasonable assistance and information, and perform any reasonable acts, which the Collateral Agent may reasonably require in connection therewith.
(viii)Upon any new registration, or application for registration, for any intellectual property rights constituting Collateral granted to or filed or acquired by any Debtor after the Restatement Effective Date, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such grant, filing or acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such grant, filing or acquisition (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule C to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein).
(ix)If any Debtor shall at any time hold or acquire a Commercial Tort Claim with a value (as reasonably estimated by the Borrower) equal to or in excess of $10 million individually, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), execute and deliver to the Collateral Agent an agreement in the form attached hereto as Schedule G, or in such other form reasonably acceptable to the Collateral Agent (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein).
(x)Each Debtor agrees to execute and deliver to the Collateral Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Collateral Agent may reasonably deem necessary to assure the Collateral Agent of its lien and security interest hereunder, including, without limitation, such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Collateral Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office; provided that (a) no Debtor shall be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent: (i) the cost, burden, difficulty or consequence of granting or perfecting a security interest (including any mortgage, stamp, intangible or other tax or expenses relating to such security interest) outweighs the benefit to the Secured Parties of the security afforded thereby as reasonably determined by the Borrower and the Collateral Agent or (ii) the grant or perfection of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or would violate the terms of any contract relating to such asset or would trigger termination of (or a right of termination under) any contract pursuant to any “change of control” or similar provision or otherwise require any Debtor or any Subsidiary thereof to take any action that is materially adverse to its interests (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (b) no action shall be required in order to create or perfect any security interest in any assets located outside of the United States and no foreign law security or pledge agreement or foreign intellectual property filing or search shall be required, (c) no Debtor shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (d) to the extent constituting Collateral, the security interests in assets requiring perfection through control agreements or other control arrangements (other than control of pledged certificated Securities and material Instruments to the extent otherwise required under this Agreement) shall not be required to be perfected. The Collateral Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Collateral Agent for all reasonable costs and expenses incurred in connection with such lien searches (which, in the absence of an Event of Default, shall not be ordered more than once per year). In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Collateral Agent reasonably deems necessary or appropriate to preserve, protect, and enforce the security interest of the Collateral Agent under the law of such other jurisdiction, subject to the limitations set forth in the proviso to the first sentence of this clause (x). Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Collateral Agent in the Collateral. Without limiting the foregoing, the Administrative Agent is hereby authorized at any time and from time to time to file in any relevant jurisdiction any financing statement that describes the Collateral as “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.
(xi)If an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, but only following five (5) Business Days’ written notice to each Debtor of its intent to do so, expend such sums as the Collateral Agent reasonably deems advisable to perform the obligations of the Debtors with respect to the Collateral under this Agreement and the other Loan Documents to the extent that any Debtor fails to do so, including, without limitation, the payment of any insurance premiums, the payment of any taxes, Liens and encumbrances that do not constitute Permitted Liens, expenditures made in defending against any adverse claims that do not constitute Permitted Liens, and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof that do not constitute Permitted Liens. All such sums and amounts so expended shall be repayable by the Debtors within thirty (30) days after demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at a rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to 2% plus the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans (such rate per annum as so determined being hereinafter referred to as the “Default Rate”). No such performance of any obligation by the Collateral Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Party to take any further or future action with respect thereto. The Collateral Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement.
Section 5.Special Provisions Re: Receivables. (a) Upon the occurrence and during the continuance of an Event of Default, if any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Collateral Agent and, at the request of the Collateral Agent or the Secured Parties, execute whatever instruments and documents are required by the Collateral Agent in order that such Receivable shall be assigned to the Collateral Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.
(a)If any Debtor shall at any time after the Restatement Effective Date hold or acquire any Instrument or Chattel Paper evidencing any Receivable or other item of Collateral, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Collateral Agent; provided, however, that, unless an Event of Default has occurred and is continuing, a Debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by the Debtors and not delivered to the Collateral Agent hereunder is less than $10 million at any one time outstanding.

Section 6.Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with customary business practice and otherwise subject to the terms hereof.
(a)Upon the occurrence and during the continuance of any Event of Default, whether or not the Collateral Agent has exercised any of its other rights under other provisions of this Section 6, in the event the Collateral Agent makes a written request for any Debtor to do so:
(i)all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be promptly endorsed to and deposited with Collateral Agent; and/or
(ii)such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Collateral Agent and which are maintained at one or more post offices selected by the Collateral Agent.
(b)Upon the occurrence and during the continuation of any Event of Default, whether or not the Collateral Agent has exercised any of its other rights under the other provisions of this Section 6, the Collateral Agent or its designee may notify the relevant Debtor’s customers and account debtors at any time that Receivables have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Collateral Agent’s reasonable discretion file any claim or take any other action or proceeding which the Collateral Agent may reasonably deem necessary to protect and realize upon the security interest of the Collateral Agent in the Receivables or any other Collateral.
(c)Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Collateral Agent pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Collateral Agent in and through a remittance account or accounts maintained at the Collateral Agent or by the Collateral Agent at a commercial bank or banks selected by the Collateral Agent with reasonable care (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Collateral Agent is solely for the Collateral Agent’s convenience. The Collateral Agent may, after the occurrence and during the continuation of any Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made pursuant to the terms of the Loan Agreement, and at such intervals as the Collateral Agent may from time to time in its discretion determine. The Collateral Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit reasonably acceptable to the Collateral Agent and the

Depositary Bank as such. However, if the Collateral Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Collateral Agent or any Depositary Bank for any reason, the Collateral Agent may at its election in either instance charge the amount of such item back against any such remittance accounts. After all Events of Default have been cured or waived, the Collateral Agent shall promptly return to the applicable Debtor all proceeds of Collateral which the Collateral Agent has not applied to the Secured Obligations as provided above from the remittance account, as well as all Instruments and tangible Chattel Paper delivered to the Collateral Agent pursuant to Section 6(b)(i) hereof. Each Debtor hereby indemnifies the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees (but limited, in the case of attorney’s fees, to one firm of outside counsel, and, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Collateral Agent, or the Collateral Agent and the Secured Parties, taken as a whole, as the case may be, and, solely in the case of a conflict of interest, one additional counsel to the affected persons similarly situated, taken as a whole) suffered or incurred by any Secured Party because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Party for any of the foregoing to the extent they (i) arise from the gross negligence, willful misconduct or bad faith of, or a material breach of this Agreement by, the person seeking to be indemnified to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among Secured Parties (other than any claims against any Secured Party in its capacity as the Administrative Agent, the Collateral Agent, an Arranger or similar role under the Loan Agreement) and not arising out of any act or omission of any Debtor or any of its Affiliates. Notwithstanding the foregoing, each Secured Party shall be obligated to refund and return any and all amounts paid by any Debtor to such Secured Party for fees, expenses or damages to the extent such Secured Party is not entitled to payment of such amounts in accordance with the terms hereof. The Secured Parties shall have no liability or responsibility to any Debtor for the Collateral Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.
Section 7.Special Provisions Re: Investment Property and Deposits. (a) Unless and until an Event of Default has occurred and is continuing and the Collateral Agent shall have given the Debtors at least three (3) Business Days’ notice of its intent to exercise its rights under this Agreement:
(i)each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property, or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the Loan Agreement or any other document evidencing or otherwise relating to any Secured Obligations; and
(ii)each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property subject to the lien and security interest of this Agreement.

(a)All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) of the Debtors as of the Restatement Effective Date that constitutes Collateral is listed and identified on Schedule D attached hereto and made a part hereof. If any Debtor shall at any time after the Restatement Effective Date hold or acquire any other Investment Property constituting Collateral, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule D to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein) and deliver to the Collateral Agent certificates for all certificated securities constituting Investment Property and part of the Collateral hereunder, all duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split‑up, revision or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation or otherwise. With respect to any uncertificated securities or any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default (or at any time with respect to uncertificated securities or Investment Property issued (i) by any Guarantor to Borrower or (ii) by Borrower to vantiv Holding, LLC), the relevant Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Collateral Agent, and such issuer or intermediary in form and substance reasonably satisfactory to the Collateral Agent which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Investment Property, as directed by the Collateral Agent without further consent by such Debtor. The Collateral Agent may, upon three (3) Business Days’ written notice to the Debtors at any time after the occurrence and during the continuation of any Event of Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property hereunder.
(b)Each Debtor represents that on the date of this Agreement none of its Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Collateral Agent a duly executed and completed Form U‑1 with respect to such stock. If at any time the Investment Property or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify the Collateral Agent and deliver to the Collateral Agent a duly executed and completed Form U‑1 and such other instruments and documents reasonably requested by the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.
Section 8.Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Collateral Agent, its nominee, or any other person whom the Collateral Agent may designate as such Debtor’s attorney‑in‑fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign such Debtor’s name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to such Debtor’s customers, account debtors, and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Collateral Agent’s possession; to endorse the Collateral in blank or to the order of the Collateral Agent or its nominee; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Collateral Agent; to receive, open, and dispose of all mail addressed to such Debtor; and to do all things reasonably necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct or breach of this Agreement. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Termination Date.
Section 9.Defaults and Remedies. (a) The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Loan Agreement shall constitute an “Event of Default” hereunder.
(a)Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Collateral Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Collateral Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its reasonable discretion. In the exercise of any such remedies, the Collateral Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Collateral Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Party hereunder, each Debtor shall pay the Secured Parties all costs and expenses incurred by the Secured Parties, including reasonable attorneys’ fees and court costs (but under no circumstances shall the Debtors be obligated to pay for more than one firm of outside counsel, and no Debtor shall be obligated to pay for any in-house counsel), in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Party or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured

Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 14(b) hereof at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after the Event of Default hereunder that is then continuing has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Party may be the purchaser at any public sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place. The Collateral Agent has no obligation to prepare the Collateral for sale. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.
(b)Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Collateral Agent shall have the right to take physical possession of any and all of the Collateral, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises or to remove the Collateral or any part thereof to such other places as the Collateral Agent may desire, in each case, subject to the terms of any lease covering the relevant premises, (ii) the Collateral Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Collateral Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Collateral Agent, and (iii) each Debtor shall, upon the Collateral Agent’s demand, promptly assemble the Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining Collateral records.
(c)Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(i) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii) hereof, shall, at the option of the Collateral Agent upon three

(3) Business Days prior written notice to the Debtors, cease and thereupon become vested in the Collateral Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Collateral Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine. In the event the Collateral Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable. To the extent that the notice referred to in the first sentence of this paragraph (d) has been given, after all Events of Default have been cured or waived, (i) each Debtor shall have the exclusive right to exercise the voting and consensual rights and powers that such Debtor would have otherwise been entitled to exercise pursuant to the terms of Section 8(a)(i) hereof and (ii) the Collateral Agent shall promptly repay to each applicable Debtor (without interest) all dividends, interest, principal or other distributions that such Debtor would otherwise be permitted to retain pursuant to Section 8(a)(ii) hereof and that have not been applied to the repayment of the Secured Obligations.
(d)Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Parties, effective and exercisable solely upon the occurrence and during the continuation of an Event of Default, a royalty‑free, irrevocable (solely during the continuation of an Event of Default), non-exclusive, non-transferrable, non-sublicensable license and right to use, in connection with any foreclosure or other realization by the Collateral Agent or the Secured Parties on all or any part of the Collateral to the extent permitted by law and this Agreement, all of such Debtor’s patents, patent applications, patent licenses (excluding any such patent license that by its terms is prohibited from being licensed as set forth in this Section 10(e)), trademarks, trademark registrations, trademark licenses (excluding any such trademark license that by its terms is prohibited from being licensed as set forth in this Section 10(e)), trade names and other intellectual property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all intellectual property and the right to sue for past infringement of the intellectual property. The license and right granted to the Secured Parties hereby shall be without any royalty or fee or charge whatsoever with respect to fees payable by the Secured Parties to Debtors.

(e)The powers conferred upon the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, consisting of similar type assets, it being understood, however, that the Collateral Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Collateral Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Party nor any party acting as attorney for any Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct or breach of this Agreement.
(f)Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and otherwise complies with the requirements set forth in Section 10.11 of the Loan Agreement and then only to the extent specifically stated. The rights and remedies of the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Party may have.
Section 10.Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Collateral Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Collateral Agent in cash or its equivalent, be applied by the Collateral Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Loan Agreement. The Debtors shall remain liable to the Secured Parties for any deficiency. Any surplus remaining after the Termination Date has occurred shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.
Section 11.Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Termination Date. Upon the Termination Date, the pledge of all Collateral hereunder will terminate and all liens and security interests hereunder shall automatically be released. In connection with any termination or release pursuant to this Section 12 or as required by any other provision of this Agreement or the Loan Agreement, the Collateral Agent shall promptly execute and deliver to any Debtor, at such Debtor’s expense, all Uniform Commercial Code termination statements and similar documents that such Debtor shall reasonably request to evidence such termination or release.

Section 12.The Collateral Agent. In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Loan Agreement, all of which provisions of said Loan Agreement (including, without limitation, Section 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Collateral Agent hereby disclaims any representation or warranty to the Secured Parties or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.
Section 13.Miscellaneous. (a) This Agreement may only be waived or modified in writing in accordance with the requirements of Section 10.11 of the Loan Agreement. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Collateral Agent’s prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Loan Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person subject to the requirements of Section 10.10 of the Loan Agreement, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.
(a)All notices and other communications hereunder shall comply with Section 10.8 of the Loan Agreement; provided that, the address information for each Debtor shall be that expressed for the Borrower in such Section.
(b)Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.
(c)The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Loan Agreement as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Parties in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied. Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Secured Party or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Party or any other holder of any Secured

Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Party or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Parties, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Parties may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Parties may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Parties hereunder and under applicable law, there shall be no obligation on the part of any Secured Party or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Parties shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.
(d)In the event the Secured Parties shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule F, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D, and E hereto with respect to it. No such substitution shall be effective absent the written consent of the Collateral Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.
(e)This Agreement may be executed in counterparts and by different parties hereto on separate counterparts, each of which shall be an original, but all together one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or by e-mail of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.
(f)No Secured Party (other than the Collateral Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Agreement for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Parties (other than the Collateral Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Collateral Agent in the manner herein provided and for the benefit of the Secured Parties.
(g)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.
(h)Each Debtor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City in the borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that (i) any party hereto may otherwise have to bring any proceeding relating to this Agreement against any other party hereto or their respective properties in the courts of any jurisdiction (A) for purposes of enforcing a judgment or (B) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction or (ii) the Collateral Agent or any other Secured Party may otherwise have to bring any proceeding relating to this Agreement against any Debtor or its properties in the courts of any jurisdiction in connection with exercising remedies against any Collateral in a jurisdiction in which such Collateral is located. Each Debtor and, by accepting the benefits of this Agreement, each Secured Party hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Signature Pages to Follow]

In Witness Whereof, each Debtor has caused this Amended and Restated Security Agreement to be duly executed and delivered as of the date first above written.
“Debtors”
vantiv, LLC
vantiv Holding, LLC
NPC Group, Inc.
National Processing Company Group, Inc.
National Processing Management Company
Vantiv Company, LLC
National Processing Company
Best Payment Solutions, Inc.
Litle & Co. LLC
Element Payment Services, Inc.
Mars Merger Sub, LLC

By
Name:
Title:

Accepted and agreed to as of the date first above written.
JPMorgan Chase Bank, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE 1
Revolving Credit Commitments and Term Loan Commitments

Lender	Revolving Credit Commitment	Term A-1 Loan Commitment	Term A-2 Loan Commitment	Term B Loan Commitment
J.P. Morgan Chase Bank, N.A.	$45,618,599.80	$0	$143,356,121.66	$1,400,000,000.00
Fifth Third Bank	$42,929,292.93	$132,095,959.61	$207,070,707.07	$0
Bank of America, N.A.	$45,602,764.93	$0	$123,851,904.54	$0
Credit Suisse AG, Cayman Islands Branch	$45,602,764.93	$0	$123,851,904.54	$0
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$36,482,211.94	$0	$123,851,904.54	$0
Compass Bank	$21,559,406.12	$0	$115,688,347.28	$0
Sumitomo Mitsui Banking Corporation	$20,753,676.95	$0	$116,494,076.45	$0
SunTrust Bank	$24,283,376.85	$0	$112,964,376.54	$0
Mizuho Bank, Ltd.	$22,385,795.00	$0	$114,861,958.39	$0
Wells Fargo Bank, National Association	$10,416,666.66	$0	$101,369,010.43	$0
Deutsche Bank AG New York Branch	$15,125,473.49	$0	$84,874,526.51	$0
Regions Bank	$8,943,452.38	$0	$63,699,739.57	$0
Capital One, N.A.	$7,410,939.76	$0	$42,589,060.24	$0
Citizens Bank, N.A.	$5,952,380.95	$0	$42,395,833.33	$0
First Hawaiian Bank	$4,166,666.67	$0	$29,677,083.32	$0
People's United Bank	$8,200,000.00	$0	$21,800,000.00	$0
FirstMerit Bank, N.A.	$2,976,190.48	$0	$26,071,334.38	$0
AZB Funding 2	$0	$0	$28,875,000.00	$0
BMO Harris Bank, N.A.	$4,292,929.29	$0	$20,707,070.71	$0
Sabadell United Bank, N.A.	$3,502,886.01	$0	$21,001,578.28	$0
Amalgamated Bank	$2,976,190.48	$0	$21,197,916.66	$0
United Bank	$1,785,714.29	$0	$18,218,750.00	$0
Eastern Bank	$2,380,952.38	$0	$16,958,333.32	$0
The Bank of East Asia, Limited, New York Branch	$2,380,952.38	$0	$16,958,333.32	$0
Arab Banking Corporation (B.S.C.)	$0	$0	$19,250,000.00	$0
Goldman Sachs Bank USA	$16,264,880.95	$0	$0	$0
Mercantil Commercebank N.A.	$0	$0	$15,642,800.63	$0
Capital Bank, N.A.	$2,575,757.58	$0	$12,424,242.42	$0
City National Bank	$1,785,714.29	$0	$12,718,750.00	$0
First Niagara Bank, N.A.	$0	$0	$14,437,500.00	$0
Manufacturers Bank	$0	$0	$14,437,500.00	$0
Talmer Bank and Trust	$0	$0	$14,437,500.00	$0
Grayson CLO, Ltd.	$0	$0	$13,475,000.00	$0
TriState Capital Bank	$1,190,476.19	$0	$8,809,523.81	$0
American Savings Bank, F.S.B.	$1,190,476.19	$0	$8,479,166.66	$0
The Bank of Kentucky, Inc.	$1,190,476.19	$0	$8,479,166.66	$0
Bank of the Cascades	$0	$0	$9,625,000.00	$0
Greywolf CLO I, Ltd.	$0	$0	$9,625,000.00	$0
Eastland CLO, Ltd.	$0	$0	$8,662,500.00	$0
Cathay Bank	$0	$0	$8,479,166.66	$0
Brentwood CLO, Ltd.	$0	$0	$7,700,000.00	$0

Lender	Revolving Credit Commitment	Term A-1 Loan Commitment	Term A-2 Loan Commitment	Term B Loan Commitment
ECP CLO 2008-1, Ltd	$0	$0	$6,828,723.90	$0
Sumitomo Mitsui Trust Bank, Limited, New York Branch	$0	$0	$6,737,500.00	$0
St. James River CLO, Ltd.	$0	$0	$6,660,057.47	$0
Greens Creek Funding Ltd.	$0	$0	$6,155,166.40	$0
PNC Bank, National Association	$5,952,380.95	$45,319,883.97	$0	$0
Cannington Funding Ltd.	$0	$0	$5,848,101.61	$0
ACAS CLO 2007-1, Ltd.	$0	$0	$5,787,183.54	$0
Greenbriar CLO, LTD.	$0	$0	$5,775,000.00	$0
Westchester CLO, Ltd.	$0	$0	$5,775,000.00	$0
Morgan Stanley Senior Funding	$5,421,626.98	$0	$0	$0
Sapphire Valley CDO I, Ltd.	$0	$0	$5,322,259.06	$0
AIMCO CLO, Series 2006-A	$0	$0	$5,293,750.00	$0
Westbrook CLO Ltd.	$0	$0	$5,293,750.00	$0
CTBC Bank Co. Ltd., New York Branch	$0	$0	$4,812,500.00	$0
First Midwest Bank	$0	$0	$4,812,500.00	$0
Kingsland II, Ltd.	$0	$0	$4,812,500.00	$0
Kingsland III, Ltd.	$0	$0	$4,812,500.00	$0
Kingsland V, Ltd.	$0	$0	$4,812,500.00	$0
Dryden XVIII Leveraged Loan 2007 Ltd.	$0	$0	$3,850,000.00	$0
Babson CLO Ltd., 2007-I	$0	$0	$3,805,747.13	$0
Morgan Stanley Bank N.A.	$3,698,926.01	$0	$0	$0
JMP Credit Advisors CLO I Ltd.	$0	$0	$3,038,937.92	$0
Rockwall CDO II Ltd.	$0	$0	$2,887,500.00	$0
Stratford CLO, Ltd.	$0	$0	$2,887,500.00	$0
Kingsland IV, Ltd.	$0	$0	$2,887,500.00	$0
Ocean Trails CLO I	$0	$0	$2,887,500.00	$0
Babson CLO Ltd., 2006-II	$0	$0	$2,854,310.34	$0
Jfin CLO 2007 Ltd.	$0	$0	$2,854,310.34	$0
Goldman Sachs Lending Parnters LLC	$0	$0	$1,925,000.00	$0
Somerset Trust Company	$0	$0	$1,925,000.00	$0
Ocean Trails CLO II	$0	$0	$1,925,000.00	$0
Clear Lake CLO, Ltd.	$0	$0	$1,665,014.37	$0
Raymond James Bank N.A.	$0	$42,395,833.33	$0	$0
U.S. Bank National Association	$0	$42,395,833.33	$0	$0
First Commonwealth Bank	$0	$12,718,750.00	$0	$0
E. Sun Commercial Bank, Ltd., Los Angeles Branch	$0	$8,479,166.66	$0	$0
Far East National Bank	$0	$8,479,166.66	$0	$0
Taiwan Cooperative Bank Ltd. Seattle Branch	$0	$8,479,166.66	$0	$0
LCM V Ltd.	$0	$5,817,642.40	$0	$0
LCM VI Ltd.	$0	$5,817,642.40	$0	$0
Riverside Park CLO Ltd.	$0	$5,775,000.00	$0	$0
Aberdeen Loan Funding, Ltd.	$0	$5,520,052.08	$0	$0
Momentum Capital Fund Ltd.	$0	$5,293,750.00	$0	$0
ECP CLO 2012-3, Ltd.	$0	$4,873,417.72	$0	$0
First National Bank of Omaha	$0	$4,812,500.00	$0	$0

Lender	Revolving Credit Commitment	Term A-1 Loan Commitment	Term A-2 Loan Commitment	Term B Loan Commitment
Maps CLO Fund II, Ltd.	$0	$4,812,500.00	$0	$0
Prospect Park CDO Ltd.	$0	$4,812,500.00	$0	$0
WG Horizons CLO I	$0	$4,812,500.00	$0	$0
Gale Force 4 CLO, Ltd.	$0	$3,850,000.00	$0	$0
TOTALS	$425,000,000.00	$356,561,264.82	$2,050,000,000.00	$1,400,000,000.00

SCHEDULE 5.10

Subsidiaries

Subsidiary of Borrower	Jurisdiction of Organization	Percentage Ownership of Equity Interest	Direct Owner
NPC Group, Inc.	Delaware	100%	vantiv, LLC
National Processing Company Group, Inc.	Delaware	100%	NPC Group, Inc.
National Processing Company	Nebraska	100%	National Processing Company Group, Inc.
Best Payment Solutions, Inc.	Illinois	100%	National Processing Company
National Processing Management Company	Delaware	100%	NPC Group, Inc.
Litle & Co. LLC	Delaware	100%	National Processing Company
Element Payment Services, Inc.	Nevada	100%	National Processing Company
Merchant Services, LLC	Delaware	51%	National Processing Company
MPS Holding Corp.	Delaware	100%	National Processing Company
Mercury Payment Systems, LLC	Delaware	100%	MPS Holding Corp.
Mercury Payment Systems Canada, LLC	Delaware	100%	Mercury Payment Systems, LLC
MML 1 LLC	Delaware	100%	Mercury Payment Systems, LLC
Vantiv Company, LLC	Indiana	100%	vantiv, LLC
8500 Governor’s Hill Drive, LLC	Delaware	100%	vantiv, LLC
Vantiv International, LLC	Delaware	100%	vantiv, LLC
Vantiv Gaming Solutions, LLC	Delaware	100%	vantiv, LLC
Vantiv Prepaid Solutions, LLC	Delaware	100%	vantiv, LLC

SCHEDULE 5.17

Capitalization

None.

SCHEDULE 6.11

Contracts with Affiliates

None.

SCHEDULE 6.14

Indebtedness

1.	Indebtedness with respect to Liens listed on Schedule 6.15.

2.	Intercompany Indebtedness owed by Mercury Payments Systems Canada, LLC and/or MML 1 LLC to the Target Corporation and/or the Target Company in existence on the Restatement Effective Date.

SCHEDULE 6.15

Liens

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Fifth Third Processing Solutions, LLC
Delaware SOS	Fifth Third Processing Solutions, LLC 38 Fountain Square Plaza Cincinnati, OH 45202	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	2011 1238891 04/04/2011	Lease of Equipment
Mercury Payment Systems, LLC
Delaware SOS	Mercury Payment Systems, Inc. 10 Burnett Court Suite 300 Durango, CO 81301	Global Payments Direct, Inc. 10 Glenlake Parkway North Tower Atlanta, GA 30328	2010 0711527 03/03/2010	Reserve account and compensation due under the Merchant Services Agreement between Debtor and Secured Party effective 8/10/2003
Delaware SOS	Mercury Payment Systems, LLC 10 Burnett Ct Ste 300 Durango, CO 81301	Wagner Equipment Co 18000 Smith Road Aurora, CO 80011	2014 0690073 02/21/2014	Lease of Caterpillar XQ 400 serial number 0X4R00569
Mercury Payment Systems Canada, LLC
Delaware SOS	Mercury Payment Systems Canada, Inc. 10 Burnett Court Suite 300 Durango, CO 81301	Global Payments Direct, Inc. 10 Glenlake Parkway North Tower Atlanta, GA 30328	2010 0809834 03/10/2010	All compensation due under the Merchant Services Agreement between Debtor and Secured Party dated 1/29/2008
National Processing Company
Nebraska SOS
RPSI, Inc.
20405 State Highway 249
Houston, TX 77070

Amends Debtor to: National Processing Company
(same address as above)

Amends Debtor to: National Processing Company
5100 Interchange Way, Louisville, KY 40229
		MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018	9905409845-0 08/29/2005 Amendment 9909613828-0 12/09/2009 Amendment 9910617150-0 01/19/2010 Continuation 9810513545-0 05/16/2010	Lease of Equipment
vantiv, LLC

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware SOS	vantiv, LLC 38 Fountain Square Plaza Cincinnati, OH 45202	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	2011 2513680 06/29/2011	Lease of Equipment
Delaware SOS	vantiv, LLC 8500 Governors Hill Dr. Symmes Township, OH 45249	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	2012 2511386 06/28/2012	Lease of equipment
Delaware SOS	vantiv, LLC 8500 Governors Hill Dr. Cincinnati, OH 45249	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	2012 3785484 10/01/2012	Lease of equipment
Delaware SOS	vantiv, LLC 8500 Governors Hill Dr Symmes Township, OH 45249	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	2013 2588235 7/5/13	Lease of equipment
8500 Governors Hill Drive, LLC
Delaware SOS	8500 Governors Hill Drive, LLC 8500 Governor’s Hill Drive Cincinnati, OH 45249	New York Life Insurance Company 51 Madison Avenue New York, NY 10010	2011 2641937 07/11/2011	All personalty related to 12.552 acres located on Governor’s Hill Drive
Ohio – Hamilton County	8500 Governors Hill Drive, LLC 8500 Governor’s Hill Drive Cincinnati, OH 45249	New York Life Insurance Company 51 Madison Avenue New York, NY 10010	11-0078962 07/13/2011	Fixtures related to 12.552 acres located on Governor’s Hill Drive
Element Payment Services, Inc.
Nevada SOS	Element Payment Services, Inc. 14415 South 50th St. Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 Key Equipment Finance Inc. 1000 McCaslin Blvd GVS UCC Department Superior, CO 80027	2009015396-4 6/22/09	Lease of computer equipment
Nevada SOS	Element Payment Services, Inc. 14415 South 50th St. Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 CIT Technology Financing Services, Inc. 1210 Ward Avenue Suite 300 West Chester, PA 19380	2009015397-6 6/22/09	Lease of computer equipment

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Nevada SOS	Element Payment Services, Inc. 14415 South 50th St. Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 Wells Fargo Financial Leasing, Inc. MAC F4031-040 800 Walnut Street Des Moines, IA 50309	2009024683-4 10/13/09	Lease of computer equipment
Nevada SOS	Element Payment Services, Inc. 14415 South 50th St. Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 Heartland Business Credit 390 Union Blvd. Suite 600 Lakewood, CO 80028	2009024686-0 10/13/09	Lease of computer equipment
Nevada SOS	Element Payment Services, Inc. 14415 South 50th St. Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 Heartland Business Credit 390 Union Blvd. Suite 600 Lakewood, CO 80028	2009029374-4 12/8/09	Lease of computer equipment
Nevada SOS	Element Payment Services, Inc. 14415 S 50th Street Phoenix, AZ 85044	Hewlett-Packard Financial Services Company 420 Mountain Ave Murray Hill, NJ 07974	2010009705-6 4/20/10	Lease of equipment
Nevada SOS	Element Payment Services, Inc. 14415 South 50th Street Suite 200 Phoenix, AZ 85044	Presidio Technology Capital, LLC One Sun Court Norcross, GA 30092 Heartland Business Credit 390 Union Blvd. Suite 600 Lakewood, CO 80028	2010017305-8 7/13/10	Lease of computer equipment

SCHEDULE 6.17

Investments

1.	Equity investments by the Borrower in its Restricted Subsidiaries existing as of the Restatement Effective Date.

2.	[Equity investments by the Borrower or its Restricted Subsidiaries in various entities existing as of the Restatement Effective Date in an amount less than $20 million in the aggregate.]

SCHEDULE 6.24
Certain Post-Closing Obligations
Within 30 Business Days after the Restatement Effective Date, Element Payment Services, Inc. shall obtain from Silicon Valley Bank (“SVB”) and cause to be filed with the U.S. Patent and Trademark Office a release, duly executed and delivered by SVB, of the short-form intellectual property security agreement(s) in favor of SVB in respect of the U.S. trademarks listed below.

Registration No.	Registration Date	Mark
4228854	23-OCT-2012	CARDSENSE
4079452	03-JAN-2012	TRANSFORM